PLAN SUPPORT AGREEMENT

       Agreement (together with the Exhibits and Schedules hereto,this "Agreement"),dated as of August 13, 2004, by and among Corporacion Durango, S.A. de C.V. ("Corporacion Durango", or the "Company"), the Note Guarantors listed on Schedule 2 hereto (collectively, the "Note Guarantors"), certain subsidiaries of the Company listed on
    Schedule 3 hereto that hold claims against the Company (collectively, the "Intercompany Creditors"), the individual signatories listed on
    Schedule 4 hereto, each in his or her capacity as a creditor and/or shareholder of the Company, as the case may be (collectively, the "Individual Signatories"), Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, Bank of America, N.A., JPMorgan Chase Bank, California Commerce Bank, and Banc of America Securities LLC (collectively, the "Bank Lenders"), and the holders of the Company's
    (i) 13 1/8% Senior Notes due 2006; (ii) 13 1/2% Senior Notes due 2008;
    (iii) 12 5/8% Senior Notes due 2003; and/or (iv) 13 3/4% Senior Notes due 2009 (collectively, the "Existing Notes") who have executed this Agreement on the signature pages hereto (collectively, the "Initial Signatory Noteholders"), and other holders of Existing Notes who from time to time become bound by this Agreement (collectively, together with the Initial Signatory Noteholders, the "Noteholders" and, together with the Bank Lenders, the Intercompany Creditors and the Individual Signatories, the "Supporting Creditors"). Corporacion Durango's obligations to each of the Bank Lenders are referred to herein collectively as the "Existing Bank Debt." Corporacion Durango, the Note Guarantors, the Bank Lenders, the Intercompany Creditors and the Noteholders are referred to herein collectively as the "Parties."

       WHEREAS, on April 30, 2004, the Parties entered into that certain agreement (the "Initial Plan Support Agreement") to support a financial restructuring of the Company's unsecured indebtedness upon the terms set forth in the term sheet (the "Initial Term Sheet") attached to such agreement; and

       WHEREAS, the Initial Plan Support Agreement has been terminated; \and

       WHEREAS, on May 18, 2004, the Company initiated a voluntary insolvency proceeding (the "Concurso Proceeding") under Mexico's Ley de Concurso Mercantiles (the "Mexican Business Reorganization Act") with the Federal District Court of Durango (the "Durango District Court"), and on
    May 21, 2004, commenced an ancillary case (the "304 Case") under section 304 of title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

       WHEREAS, on June 30, 2004, the Bankruptcy Court entered, as to the Bank Lenders and Noteholders, a consensual preliminary injunction (the "Preliminary Injunction") enjoining the commencement or continuation of any action against the Company and certain subsidiaries of the Company,as well as their assets, which Preliminary Injunction is set to expire at midnight on August 16, 2004, unless further extended by order of the Bankruptcy Court;

       WHEREAS, the Parties have agreed to a revised restructuring proposal, as set forth more fully in the Term Sheet attached hereto as Exhibit A (the "Term Sheet") which provides for a restructuring of the Company's capital structure (the "Restructuring"); and

       WHEREAS, the Term Sheet provides that the Parties will implement the Restructuring through the prosecution and confirmation of a plan of reorganization under the Mexican Business Reorganization Act on terms substantially similar to those set forth in the Term Sheet
    (the "Plan") so long as the Company obtains the votes necessary under the Mexican Business Reorganization Act to confirm the Plan.

       NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,each of the Parties hereby agrees as follows:

       1. Initial Signatories. It shall be a condition to the effectiveness of this Agreement that each of the Initial Signatory Noteholders, each Bank Lender, the Company, the Note Guarantors, the
    Intercompany Creditors and the Individual Signatories shall have entered into this Agreement.

       2. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Term Sheet.

       3. Pursue Restructuring. Upon an entry of declaration of concurso by the Durango District Court in the Concurso Proceeding, the Company will use commercially reasonable efforts to implement the Restructuring in the Concurso Proceeding, including without limitation:

       (a) supporting applications by the ad hoc committee of Existing Notes (the "Ad Hoc Bondholders Committee") and the Bank Lenders, acting through their respective counsel, to appoint one conservator for each of the Ad Hoc Bondholders Committee and the Bank Lenders, respectively, pursuant to Article 63 of the Mexican Business Reorganization Act with the powers set forth in Article 64 of the Mexican Business Reorganization Act, including the right to be heard in the Concurso Proceeding;

       (b) on or before fourteen (14) days prior to the deadline for creditors to file proofs of claim in the Concurso Proceeding, delivering to the Indenture Trustee for further dissemination to the holders of Existing Notes, an English language explanation containing: (i) a description of the concurso mercantil process under the Mexican Business Reorganization
    Act and of the Concurso Proceeding; (ii) the procedure for filing proofs of claim in the Concurso Proceeding, including a discussion of the powers of attorney and other documentation required under the Mexican Business Reorganization Act or in the Concurso Proceeding in connection with the filing of proofs of claim; and (iii) information on how holders of Existing Notes may contact either the Indenture Trustee or counsel to the Ad Hoc Bondholders Committee for further information regarding how to file proofs of claim;

       (c) (i) supporting and not objecting to (x) the Indenture Trustee (as defined herein) (or any other lawfully authorized representative who would be recognized in the Concurso
    Proceeding as such, collectively, the "Authorized Representative"), on behalf of all holders of Existing
    Notes, and (y) any holder of Existing Notes or any Bank Lender who executes this Agreement, becoming recognized creditors (as such term is contemplated under the Mexican Business
    Reorganization Act) in the Concurso Proceeding; and (ii) cooperating with any reasonable requests of the Authorized Representative for ordersin the 304 Case for procedures to facilitate (x) the filing of proofs of claim by the Authorized Representative on behalf of holders of Existing Notes (other than Noteholders) including any powers of attorney or other documentationthat may be required under the Mexican Business Reorganization Act or in the Concurso Proceeding in connection therewith; and (y) the execution of the Plan within the time period set forth in Article 161 of the Mexican Business Reorganization Act by the Authorized Representative on behalf of and pursuant to the instructions (whether through electronic instruction through the DTC or other clearing system, as applicable, or otherwise, so long as any such method is legally valid, acceptable to the Authorized Representative, and does not require any disclosure obligations on the part of the Company other than that set forth in Sections 3(b) and 3(d) hereof) of holders of Existing Notes (other than Noteholders), or by individual holders of Existing Notes who have timely filed proofs of claim separately;

       (d) (x) supporting the dissemination to creditors who become recognized creditors (as such term is contemplated under the Mexican Business Reorganization Act) (the "Recognized Creditors") of (i) a summary of the Restructuring, (ii) the Plan, and (iii) the other Restructuring Documents by the person appointed by the Institute (as defined below) to act as conciliador in the Concurso Proceeding; and (y) in the e vent the documents listed in this
    Section 3(d) are disseminated by the conciliador without an English language translation of same, (i) promptly preparing an English language translation of such documents and (ii) disseminating such English language translation to all Recognized Creditors no less than five (5) business days prior to the deadline for such Recognized Creditors to communicate to the conciliador their assent to the Restructuring; and (e) timely file in the United States with the Securities and Exchange Commission its quarterly and annual consolidated financial statements for the Company in scope and format consistent with its historical practices.

       4. Cooperation and Support. Each of the Parties covenants and agrees to negotiate in good faith to arrive at mutually agreeable definitive documents to implement the Restructuring and to agree upon non-binding target dates for the drafting and exchange of such documents.
    The Supporting Creditors shall have the opportunity to review drafts of each Restructuring Document prior to its presentation to the Durango District Court. Each Restructuring Document shall be subject to each Supporting Creditor's approval, which will not be unreasonably withheld or delayed so long as it is (i) consistent in all material respects with, and at least as favorable to the Supporting Creditor in all material respects as, the Term Sheet and (ii) consistent in all material respects with the information previously provided to the Supporting Creditors. So long as this Agreement remains in effect, and except as may otherwise be provided below, each Supporting Creditor shall:

       (a) (i) timely complete and file a proof of claim in the form approved by the Instituto Federal de Especialistas de Concursos
    Mercantiles     (the "Institute")     in  respect of its
    Holdings;    (ii)    grant    a     duly
    executed power of attorney exercisable in Mexico in favor of its respective Mexican counsel in order that such counsel may take all reasonably necessary action on behalf of the Supporting Creditor in respect of the Concurso Proceeding; and(iii) in the case of a Noteholder, obtain from its brokerage or depositary institution certification letters, and a position listing from the DTC listing the amount of bonds held by such Noteholder as of the date of such certification;

       (b) so long as such Supporting Creditor shall have approved the Restructuring Documents as provided in Section 4 hereof, timely vote all of its Holdings (as such term is defined hereinafter) to accept the Plan by delivering its duly executed and completed signature to the Plan, and not change, revoke or withdraw (or cause to be changed,revoked or withdrawn) such assent to the Plan, except as permitted by the terms of this Agreement;

       (c) so long as such Supporting Creditor shall have approved the Restructuring Documents as provided in Section 4 hereof, (i) not object to the Plan filed by the Conciliator and vote in favor of the Plan, in accordance with Articles 161 and 162 of the Mexican Business Reorganization Act; (ii) not (y) object to the Plan or support any such objection by any third party, or otherwise commence any proceeding or take any action to oppose or alter the Plan or (z) propose, file, support or vote for any restructuring, workout, or plan of reorganization for the Company other than the Plan; and
    (iii) perform any other reasonable requirement under the Mexican Business Reorganization Act reasonably necessary to obtain confirmation of the Plan by the Durango District Court;

       (d) not object to or oppose any proof of claim filed by a Supporting Creditor in the Concurso Proceeding;

       (e) not (nor will it encourage any other person to), directly or indirectly, delay, interfere, impede, or take any other action that could reasonably be expected to delay, interfere or impede, or that is inconsistent in any respect with, acceptance, confirmation or implementation of the Plan;

       (f) with respect to a Noteholder, neither (i) send, (ii) join in or support, nor (iii) instruct any indenture trustee for the Existing Notes (the "Indenture Trustee"), to send a written notice (under section 502 of any indenture governing the Existing Notes) accelerating the Company's or a Note Guarantor's obligations under the Existing Notes (each, an "Acceleration Notice"); and in the event an Acceleration Notice is sent to the Company, shall provide, to the extent permitted in the Indenture, written notice to the Indenture Trustee rescinding and annulling any such Acceleration Notice pursuant to Section 513 of the respective indenture;

       (g) with respect to its respective Existing Bank Debt or Existing Notes,not take any action or exercise any remedy, whether at law or in equity, against any of Los Cuatro; and

       (h) (y) support the Preliminary Injunction entered in the 304 Case and any and all extensions to such order through and including February
    28, 2005 (collectively, the "Injunctive Relief"), so long as any such Injunctive Relief is substantially in accordance with the Preliminary Injunction and further provides that (i) such order does not enjoin the Supporting Creditors from, in the case an event of termination set forth in Section 7 hereof has occurred and not been cured by the Company and/or any of the Note Guarantors, terminating this Agreement or commencing any action in Mexico against Los Cuatro and (ii) a Supporting Creditor that so terminates this Agreement may seek from the Bankruptcy Court in the 304 Case relief from the Injunctive Relief for any and all remedies or other enforcement actions in the United States, and that the Company and its subsidiaries shall have the burden of proof for justifying the continuation of such Injunctive Relief should any of the Supporting Creditors seek to terminate or modify the Injunctive Relief; and (z) except as provided for in such Injunctive Relief, not object to the Injunctive Relief or support any objection by any third party or otherwise file any pleading or commence any proceeding or take any action to oppose the Injunctive Relief; provided, however, that each Supporting Creditor may raise and be heard on any issue arising in the Concurso
    Proceeding so long as it is not attempting to oppose or alter a Restructuring Document approved by it. A Supporting Creditor may, but shall not be required to, use commercially reasonable efforts to obtain the joinder of other creditors to this Agreement or an agreement substantially similar to this Agreement.

       5.  Holdings and Transfers.

       (a) Each Supporting Creditor severally represents and warrants to the Company that it is the beneficial owner, owner of record with the power to bind the beneficial holder and/or the investment advisor or manager on behalf of the beneficial owner, of Existing Bank Debt, Existing Notes or Intercompany Claims, as the case may be, of the issues and in the principal amounts (i) in the case of a Bank Lender or Intercompany Creditor, set forth on such Supporting Creditor's signature page and (ii) in the case of a Noteholder, disclosed to U.S. counsel to the Ad Hoc Bondholders Committee, Bingham McCutchen LLP ("Bingham"), in the manner described in the following sentence (collectively, the "Holdings"), and has the power to vote and dispose of the Holdings in accordance with this Agreement on behalf of such beneficial owners, and that the amount of the Holdings constitutes the principal amount of all of such Supporting Creditor's unsecured claims against the Company at the time this Agreement becomes effective. Notwithstanding anything in this section to the contrary, each Noteholder shall only be required to disclose its Holdings to Bingham. Bingham shall (i) on the date of the execution and delivery of this Agreement by the Initial
    Signatory Noteholders, (ii) if a termination event under Section
    7 hereof occurs, and (iii) as may be reasonably requested by U.S. counsel to the Company, certify in writing to the Company (with a copy to counsel for the Bank Lenders) the aggregate Holdings of the Initial Signatory Noteholders or Noteholders, as the case may be, as certified to Bingham by such Initial Signatory Noteholders or Noteholders.

       (b) Each Supporting Creditor severally agrees that it will not sell, pledge,assign, hypothecate, or otherwise transfer any Holdings, and any such attempted sale, pledge, assignment, hypothecation, or other transfer shall be void and without effect unless the transferee executes and there is delivered to the Company and to the other notice parties listed in Section 18 hereof, a written undertaking (in the form of the Transferee Signature Page attached hereto as Schedule 1) agreeing to become a party to this Agreement with respect to the Holdings being transferred (but not any claims against the Company previously owned or thereafter acquired), and such transferee (hereinafter a "Transferee") shall thereupon be deemed to be a Supporting Creditor with respect to the amount of such transferred Holdings for purposes of this Agreement, and the transferor shall no longer be a Supporting Creditor with respect to such transferred Holdings. The Company hereby agrees that any Transferee executing such an undertaking shall be entitled to the benefits of this Agreement.

       (c) This Agreement shall in no way be construed to preclude a Supporting Creditor from acquiring additional Existing Bank Debt, Existing
    Notes or other claims against the Company, provided that such Supporting Creditor (other than a Transferee) shall vote, and take such other actions in respect of, such additional Existing Bank Debt, Existing Notes or other claims as is provided for herein.

       6. Additional Conditions Precedent. The following shall be additional conditions to the effectiveness of this Agreement:

       (a) The professional advisors to the Bank Lenders and the Ad Hoc Bondholders Committee shall have been brought current with respect to fees and expenses incurred during the Restructuring negotiations.

       (b) Each of the Company and Note Guarantors shall have (i) entered into one or more agreements (or reaffirmed a previous agreement) whereby it jointly and severally agrees to pay the fees and expenses of the professional advisors to the Bank Lenders and the Ad Hoc Bondholders Committee, whether incurred before or after the filing of the Concurso Proceeding. Such agreements shall be on terms substantially identical to the terms of the previously existing fee agreements between the Company and such professionals; and (ii) fund the retainers of the professional advisors to the Bank Lenders and the Ad Hoc Bondholders Committee, in the amounts agreed to among the Company and each such professional in a separate writing.

       (c) The Company shall have certified in writing to U.S. counsel to both the Bank Lenders and the Noteholders that the Supporting Creditors executing this Agreement hold unsecured debt of the Company in a principal amount necessary to confirm the Plan in the Concurso
    Proceeding.

       7. Termination.

       (a) Except as may otherwise be provided for herein, this Agreement shall terminate as to a Supporting Creditor, if any of the events set forth in the following paragraph occurs and is not cured
    (which in the case of any date set forth in the following paragraph, shall mean that the Company fulfills the condition(s) notwithstanding such date) prior to the time such Supporting
    Creditor electing to terminate this Agreement sends a written notice (a "Notice of Termination") to the Company, with a copy to the other Notice Parties in accordance with Section 18 hereof, terminating this Agreement and identifying the event giving rise to such termination.

    For purposes of this Section 7, the following shall constitute events of termination:

       1) The Company shall have failed to file (i) the Term Sheet with the Institute or (ii) a Form 6-K with the Securities and Exchange Commission attaching a copy of the Term Sheet and this Agreement on or before two (2) business days from the declaration of concurso in the Concurso Proceeding by the Durango District Court; or

       2) Following approval pursuant to Section 4 hereof, any Restructuring Document shall be amended, modified or supplemented (i) in any respect such that such Restructuring Document is materially inconsistent with the Term Sheet without having first obtained the consent of such Supporting Creditor, or (ii) in any other respect without the consent of Bingham and Mayer, Brown, Rowe &
    Maw LLP; or

       3) The Company shall institute an insolvency proceeding other than the Concurso Proceeding or the 304 Case; or

       4) The Company shall allow the Concurso Proceeding to be dismissed or converted to a liquidation under the Mexican Business
    Reorganization Act; or a concurso shall be declared in an involuntary proceeding under the Mexican Business Reorganization
    Act commenced against the Company or any Note Guarantor other than the Concurso Proceeding; or

       5) Any Note Guarantor shall voluntarily institute an insolvency proceeding or become a debtor under an existing insolvency proceeding, or an involuntary insolvency proceeding other than under the Mexican Business Reorganization Act shall be instituted against any Note Guarantor other than by a Supporting Creditor and not be dismissed within sixty (60) days from its commencement; or

       6) The Company or the members of the Note Guarantor Group shall have failed to pay any fees and disbursements of Bingham, Canales y
    Socios, Asesoria Juridica, Capstone Corporate Recovery, LLC,
    Mayer, Brown, Rowe & Maw LLP, Martinez Algaba Estrella de Haro y Galvan Duque, or Mexican restructuring counsel to the Bank
    Lenders, as advisors to the Bank Lenders or Noteholders, within seven (7) days of having been given written notice by such party (including, without limitation, notice by electronic mail) that an invoice is past due. If any portion of such fees and expenses is disputed by the Company in good faith, the Company need not pay the disputed portion if (i) the Company timely pays that portion of fees and expenses not subject to dispute, and (ii) the relevant parties promptly proceed in good faith to resolve such dispute within fifteen (15) days; or

       7) The Company or one or more Note Guarantors shall have expressed in writing or by public press release or SEC filing or Bolsa Mexicana de Valores filing its intention not to pursue the Restructuring; or

       8) The claims alleged against the Company (or any Note Guarantor) consisting of: (i) that certain action filed April 2, 2004 by The Official Committee of Unsecured Creditors of Durango-Georgia Paper Company, Durango-Georgia Converting Corp., and Durango-Georgia Converting LLC in the Name of and Behalf of the Bankruptcy Estates of Durango-Georgia Paper Company, Durango-Georgia Converting Corp, and Durango-Georgia Converting, LLC, Adversary Proceeding No. 04-2070, pending before the United States Bankruptcy Court for the Southern District of Georgia, Brunswick Division; (ii) that certain action filed December 19, 2002, by HG Estate LLC, Case No. 02 CV 10059 (CSH), pending before the United States District Court for the Southern District of New York; and (iii) any other claims arising from or related to Durango-Georgia Paper Company, Durango-Georgia Converting Corp., and Durango-Georgia Converting
    LLC (collectively, the "Contingent Claims"), are settled, resolved, dismissed or treated in any manner, including, without limitation, under a plan of reorganization, which in any case contemplates the payment or delivery of money, property, securities, or the incurrence of any other obligation of either the Company or any Note Guarantor which is inconsistent with the terms previously agreed upon by the Parties; or

       9) The Company or any Note Guarantor shall fail to support an application by the Ad Hoc Bondholders Committee and/or the Bank Lenders, acting through their respective counsel, to be appointed pursuant to Article 63 of the Mexican Business Reorganization Act as conservators with the powers set forth in Article 64 of the Mexican Business Reorganization Act, including the right to be heard in the Concurso Proceeding; or

       10) The Company or one or more of the Note Guarantors, Intercompany Creditors or Individual Signatories shall take any action which is materially inconsistent with the implementation of the Restructuring;or

       11) If the business, properties, assets or financial condition of the Company and the Note Guarantors (taken as a whole) shall have been materially and adversely affected since the date of this Agreement by reason of any act of God, war, civil disturbance, terrorism, earthquake, flood, fire, other casualty event, expropriation or nationalization, as reasonably determined in writing by (i) Bank
    Lenders holding at least 66 2/3% of the aggregate amount of the Existing Bank Debt or Noteholders holding at least 66 2/3% of the aggregate amount of the Existing Notes, or (ii) Bank Lenders and Noteholders holding at least 51% of the aggregate amount of Existing Notes and Existing Bank Debt; or

       12) The Company shall fail to confirm the Plan by February 28, 2005.

       (b) Except as otherwise provided in Section 25 hereof, this Agreement shall terminate automatically without any action on the part of any Party to this Agreement upon consummation of the transactions contemplated under the Term Sheet.

       8. Representations and Warranties.

       (a) Each Supporting Creditor (other than the Individual Signatories) severally hereby represents and warrants to the Company that:

       1) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

       2) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

       3) The execution, delivery, and performance by it of this Agreement does not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its affiliates, or its certificate of incorporation or bylaws or other organizational documents or those of any of its affiliates, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its affiliates is a party;

       4) The execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with any federal, state, or other governmental authority or regulatory body;

       5) This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors' rights generally, or by equitable principles relating to enforceability;

       6) It is an "accredited investor" within the meaning of Rule 501 of the Securities and Exchange Commission under the Securities Act, with sufficient knowledge and experience to evaluate properly the terms and conditions of the Term Sheet and this Agreement, and has been afforded the opportunity to discuss the Term Sheet and other information concerning the Company with the Company's representa-tives, and to consult with its legal and financial advisors with respect to its investment decision to execute this Agreement, and (ii) it has made its own analysis and decision to enter into this Agreement and otherwise investigated this matter to its full satisfaction and will not seek rescission or revocation of this Agreement; and

       (b) The Company and each of the Note Guarantors represent and warrant to each of the Supporting Creditors that:

       1) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

       2) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

       3) The execution, delivery, and performance by it of this Agreement does not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its affiliates, or its certificate of incorporation or bylaws or other organizational documents or those of any of its affiliates, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its affiliates is a party;

       4) The execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with any federal, state, or other governmental authority or regulatory body;

        5) This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors' rights generally, or by equitable principles relating to enforceability;

        6) It has been advised by professionals of international standing and experience in transactions of this nature, and has been afforded the opportunity to discuss and evaluate the term and conditions of the Term Sheet and this Agreement, and to consult with its legal and financial advisors with respect to its decision to execute this Agreement and it has made its own analysis and decision to enter into this Agreement and otherwise investigated this matter to its full satisfaction and will not seek rescission or revocation of this Agreement;

        7) To the best of their knowledge and belief, the debt held by the Intercompany Creditors and the Individual Signatories represent the only debt of the Company held by persons or entities affiliated with the Company; and

        8) The Individual Signatories collectively hold, directly or indirectly, a majority of the issued and outstanding shares of the Company's capital stock.

        9) Specific Performance. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party, and each non-breaching
    Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for such breach.

        10) Material Non-Public Information. If the Company or any Note Guarantor, Intercompany Creditor or Individual Signatory proposes to provide any Supporting Creditor with material information concerning the Company which is not available to the public, the Company or such Note Guarantor, Intercompany Creditor or Individual Signatory shall first inform such Supporting Creditor of such fact and give it the option to decline to receive such information.

        11) Indemnification of Supporting Creditors. The Company and each of the Note Guarantors shall, jointly and severally, indemnify each of the Indemnified Parties and hold them harmless from and against any and all claims, liabilities, actions, suits, damages, fines, and judgments (including the current payment of legal fees and expenses) directly or indirectly resulting from, arising out of, or in any way connected with (a) such Supporting Creditor's entering into this Agreement or (b) any action taken by such Supporting Creditor in good faith which is in furtherance of the Restructuring or required by this Agreement, including any action permitted by the final sentence of Section 4 hereof. An Indemnified
    Party shall promptly notify the Company and each of the Note
    Guarantors in writing of any claim made against it which falls within the scope of this indemnity, and the Company and each of the Note Guarantors shall assume the defense of such claim, including, without limitation, the employment of counsel satisfactory to the Company and the Note Guarantors, at its expense.
    Each Indemnified Party shall have the right to employ separate counsel in any such claim, action or proceeding and to consult with the Company in the defense thereof, and the obligation to pay fees and expenses of such counsel shall be joint and several obligations of the Company and each Note Guarantor unless the Company or a Note Guarantor shall have assumed the defense of such claim, action or proceeding. The Company or any of the Note Guarantors shall not effect any settlement of any such claim unless such settlement contains a full and unconditional release of the Indemnified Party. As used in this Section
    "Indemnified Party" shall mean any one or more of the Supporting Creditors or their officers, directors, employees, agents,representatives, advisors, attorneys, successors or assigns.

        12) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators, and representatives.

        13) No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

        14) Prior Agreements. This Agreement supersedes all prior negotiations and agreements among the Parties with respect to the matters set forth herein.

        15) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of New York.

        16) Venue. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, proceeding or other contested matter with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding, shall be brought in the Bankruptcy Court. Each Party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such court or to the convenience of the forum.

       17) Personal Jurisdiction. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court for purposes of any action, suit or proceeding or other contested matter arising out of or relating to this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding or other contested matter.

       18) Notices. All notices (including, without limitation, any Notice of Termination) and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or facsimile to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

       	(a) 	if to Corporacion Durango, any of the Note Guarantors or the
           	 Intercompany Creditors:

    		Corporacion Durango, S.A. de C.V.
    		Potasio No. 150
    		Cd. Industrial - Durango
    		C.P. 34220, Durango, Mexico
    		Attention: Mayela Rincon
    		Facsimile:	011-52-618-814-0048

		With a copy to counsel for Corporacion Durango:

		White & Case LLP
    		Wachovia Financial Center, Suite 4900
    		200 South Biscayne Boulevard
    		Miami, Florida  33131-2352
    		Attention: Emilio Alvarez-Farre
    		Facsimile:	(305) 358-5744
    		Santamarina y Steta
    		Campos Eliseos 345
    		Col. Chapultepec Polanco
    		11560 Mexico, D.F.
    		Mexico
    		Attention:	Fernando del Castillo
    		Facsimile:	52 (55) 5280-6226

		-and-

		Javier Perez Rocha
    		Cuahtemoc 84-A
    		Col. Toriello Guerra
    		14050 Mexico, D.F.
    		Facsimile:	52 (55) 5666-2562

	(b) 	if to a Noteholder, to counsel for the Noteholders:

		Bingham McCutchen LLP
    		One State Street
    		Hartford, Connecticut  06103-3178
    		Attention:	Michael J. Reilly;
		William B. Kelly; and
		William F. Govier
   		Facsimile:	(860) 240-2800

	(c)	if to a Bank Lender, to counsel for the Bank Lenders:

   		Mayer, Brown, Rowe & Maw LLP
    		1675 Broadway
    		New York, NY  10019-5820
    		Attention:	David K. Duffee
    		Facsimile:	(212) 849-5630

       19) Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

      20) Amendments. The Parties acknowledge and agree that the Termination Events set forth in Section 7 hereof and the Term Sheet attached hereto as Exhibit A are a material inducement for the Supporting Creditors to enter into this Agreement, and that no grace periods are intended. Accordingly, except as otherwise provided herein, no waiver, extension or modification of any Termination Event or Term Sheet may be effectuated as to any Supporting Creditor except in a writing signed by the Company and such Supporting Creditor.
    As to any other provision contained in this Agreement, this Agreement may not be modified, amended, or supplemented, and no provision hereof waived, except in a writing signed, as to the Bank Lenders, by the Company and Bank Lenders holding at least 66 2/3% of the aggregate amount of Existing Bank Debt, and as to the Noteholders, by the Company and Noteholders holding at least 66 2/3% of the aggregate amount of Existing Notes.

       21) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

       22) No Waiver of Participation and Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of any Supporting Creditor or the Company to protect and preserve its rights, remedies and interests, including, without limitation, its claims against Corporacion Durango or any of the Note Guarantors or its full participation in any bankruptcy case filed by Corporacion Durango, or any of its affiliates and subsidiaries, including without limitation, the Concurso Proceeding. The Parties fully reserve any and all of their rights in the event the transactions contemplated by this Agreement or in the Plan are not consummated or this Agreement is terminated, including all rights to
    (i) object to any request in the 304 Case, including without limitation, the Injunctive Relief, and (ii) request to accelerate the final hearing on the Company's request for the 304 Case.

       23) Interpretation. This Agreement is the product of negotiations among the Supporting Creditors, the Company and the Note Guarantors, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion hereof, shall not be effective in regard to the interpretation hereof.

      24) Acknowledgement. This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of the Plan.

       25) Survival. The representations, warranties, covenants and other agreements contained in this Agreement shall cease to be of any force and effect upon the termination of this Agreement pursuant to Section 7 hereof; provided, however, that the obligations of the Company and the Note Guarantors set forth in Section 11 hereof shall survive any such termination for a period of one year from the date of such termination.

       26) Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, (i) if any of the Individual Signatories fails to perform any of its obligations under this Agreement, the sole and exclusive remedy of the other Parties as against the Individual
    Signatory shall be the right, if any, to terminate this Agreement pursuant to Section 7 hereof; (ii) none of the Individual Signatories, on the one hand, and the other Supporting Creditors, on the other hand, shall be liable to each other for any damages arising from, in connection with, or as a result of a failure to perform or termination of this Agreement by any Party hereto, and (iii) the Individual Signatories, on the one hand, and the other Supporting Creditors, on the other hand, covenant and agree among themselves not to sue each other for any claims arising from, in connection with, or as a result of a failure to perform or termination of this Agreement.


	[REST OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.


 				Corporacion Durango, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Chief Financial Officer

 				Empaques de Carton Titan, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Compania Papelera de Atenquique, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Ponderosa Industrial de Mexico, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Industrias Centauro, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Envases y Empaques de Mexico, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Cartonpack, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Administracion Corporativa de Durango, S.A.de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Durango International, Inc.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Chief Financial Officer and Secretary


 				Grupo Pipsamex, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Porteadores de Durango, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Reciclajes Centauro, S.A. de C.V.

				By:  /s/ Wilfrido Rincon Arredondo
				---------------------------------------
    				Name:   Wilfrido Rincon Arredondo
              			Title:	Attorney in Fact

 				Durango McKinley Paper Company

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Treasurer


 				Durango Internacional, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


 				Compania Norteamericana de Inversiones en
 				Celulosa y Papel, S.A. de C.V.

				By:  /s/ Mayela Rincon de Velasco
				---------------------------------------
    				Name:   Mayela Rincon de Velasco
              			Title:	Attorney in Fact


				Miguel Rincon Arredondo, Individually

				     /s/  Miguel Rincon Arredondo
				By: -----------------------------------



 				Jose Antonio Rincon Arredondo, Individually

				     /s/  Jose Antonio Rincon Arredondo
				By: -----------------------------------



				Wifrido Rincon Arredondo, Individually

				     /s/  Wilfrido Rincon Arredondo
				By: -----------------------------------



				Ignacio Rincon Arredondo, Individually

				     /s/  Ignacio Rincon Arredondo
				By: -----------------------------------



				Martin Rincon Arredondo, Individually

				     /s/  Martin Rincon Arredondo
				By: ------------------------------------



				Mayela Rincon de Velasco, Individually

				     /s/  Mayela Rincon de Velasco
				By: -----------------------------------




 				THE NOTEHOLDERS


Address for Notices		Marathon Special Opportunity Master Fund LTD.
461 Fifth Avenue 10th Floor
New York, New York 10017

				By:   /s/ Andrew Rabinowitz
				---------------------------------------
		    		Name: Andrew Rabinowitz
            	    		Title:	CFO

Address for Notices		Marathon Master Fund LTD.
461 Fifth Avenue 10th Floor
New York, New York 10017

				By:   /s/ Andrew Rabinowitz
				---------------------------------------
		    		Name: Andrew Rabinowitz
            	    		Title:	CFO


Address for Notices		Gramercy Advisors LLC
c/o 20 Dayton Avenue
Greenwich CT 06830    USA

				By:  /s/ Robert Rauch
				--------------------------------------
      				Name: Robert Rauch
                                Title:	Managing Director


Address for Notices             Merced Partner Limited Partnership
				By: Global Capital Management, Inc., General
				Partner
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

				By: /s/  Michael Frey
				-------------------------------------
				Name: Michael Frey
				Title:	Chief Executive Officer



Address for Notices             Tamarack International, Ltd.
				By: Hunter Capital Management, L.P.,
				Investment Manager
601 Carlson Parkway, Suite 200	By: EBF & Associates, L.P., General Partner
Minnetonka, MN 55305		By Global Capital Management, Inc., General
				Partner
With Copy to:
Jim Musel
Wyndmere Capital Management
Company Ltd.			By: /s/  Michael Frey
Bennet House			-------------------------------------
54 St. James's Street		Name: Michael Frey
London				Title:	Chief Executive Officer
SW1AIJT


Address for Notices		Quadrangle Debt Opportunities Master
				Found Ltd.

				By: QDRA LLC
				Its: Advisor


				By: /s/  Andrew Herenstein
				-------------------------------------
				Name:  Andrew Herenstein
				Title: Member



Address for Notices		QDRF Master Fund Ltd.
				Found Ltd.

				By: QDRA LLC
				Its: Advisor


				By: /s/  Andrew Herenstein
				-------------------------------------
				Name:  Andrew Herenstein
				Title: Member


Address for Notices		JP Morgan Chase Bank
277 Park Avenue, 2nd Floor
New York, NY 10172
Attn: Indirah Toovey

		  		By: /s/  John Stevens
				-------------------------------------
				Name:  John Stevens
				Title: Managing Director




				THE BANK LENDERS


Address for Notices		Banco Nacional de Mexico, S.A.,
Prol. Paseo de la Referena	Integrante del Grupo Financiero Banamex
#490Torre B, Planta Baja
Col. Santa FE Mexico, D.F.      By: /s/  Jose Luis Michel
C.P. 01210			-------------------------------------
Attn: ose Luis Michel and       Name:  Jose Luis Michel
Roberto Glenn		        Title:  SCO



Existing Bank Debt:
Credit Agreement  $ 5,100,000.00
Credit Agreement  $75,335,634.36
           Total  $80,435,634.36


Address for Notices		Banc of America Securities LLC
9 West 57th Street
New York, NY 10019		By: /s/ Scott Gordon
Attn: James P. Garvey		------------------------------------
Fax : (212)Existing             Name:  Scott Gordon
				Title: Managing Director
Bank Debt:
Credit Agreement  $2,000,000.00


Address for Notices
Orlando J. Loera		Bank of America, N.A.
Paseo de la Reforma 265
Piso 22  Mexico City, D.F.	By: /s/ Orlando Loera
CP 06500 Mexico			------------------------------------
Fax:  5255 5230 6383		Name:  Orlando Loera
orlando.loera@bankofamerica.com	Title: Managing Director

Javier Orozco
Paseo de la Reforma 265
Piso 22Mexico City,CP 06500
D.F. Mexico
Fax: 5255 5230 6383
javier.orozco@bankofamerica.com

Julio del Rio
1850 Gateway Blvd.
Concord, CA 94520-3282
Fax:  925-675-8051
Email: julia.del_rio@bankofamerica.com

Existing Bank Debt
Durango Georgia	   $17,000,000
Credit Agreement   $2,000,000
           Total   $19,000,000


Address for Notices		JPMorgan Chase Bank
277 Park Avenue, 2nd Floor
New York, NY  10172		By: John Stevens
Attn:  Indirah Toovey		-----------------------------------
				Name: John Stevens
				Title: John Stevens
Existing Bank Debt
Letter of Credit   $4,985,268
Credit Agreement   $5,000,000
           Total   $9,985,268


Address for Notices		California Commerce Bank
2029 Century Park East
42nd Floor Los Angeles, 	By: /s/ Jorge A. Figueroa
California 90067		----------------------------------
				Name: Jorge A. Figueroa
				Title: Senior Vice President

				By: /s/ Roger Johnston
				-------------------------------------
				Name:  Roger Johnston
				Title: Executive Vice President
Existing Bank Debt
Credit Agreement   $12,500,000
Credit Agreement   $11,680,000Total
           Total   $24,180,000





		Exhibit A to the Transferee Signature Page

			 Plan Support Agreement



		Exhibit B to the Transferee Signature Page

    			       Term Sheet



		Exhibit C to the Transferee Signature Page

		    Financial Reporting Side Letter



             Schedule 1 to the Plan Support Agreement

	          Transferee Signature Page

By signing in the space provided below and returning a copy of this Transferee Signature Page to the Company and to the other notice parties listed in Section 18 of the Plan Support Agreement, the undersigned, as Transferee, (a) represents and warrants that it has received (1) the Plan Support Agreement (attached as Exhibit A), (ii) the Term Sheet (attached hereto as Exhibit B), and (iii) that certain side letter, dated August __, 2004, (the "Financial Reporting Side Letter"attached hereto as Exhibit C); (b) indicates its agreement to be bound by (i) the Plan Support Agreement, (ii) the Term Sheet, and
(iii) the Financial Reporting Side Letter, with respect to the Holdings being transferred (but not any Claims against the Company previously owned by the Transferee or thereafter acquired by the Transferee). Capitalized terms used in this Transferee Signature Page and not defined herein shall have the meanings ascribed to them in the Plan Support Agreement including by reference therein.

It is a precondition to any transfer of Holdings that an executed Transferee Signature Page be delivered to the Company. Delivery of an executed Transferee Signature Page by facsimile to the Company shall be effective for such delivery. Upon receipt by the Company of an executed Transferee Signature Page, the undersigned Transferee shall thereupon be deemed to be a Supporting Creditor with respect to the amount of such transferred Holdings for purposes of the Plan Support Agreement, and the undersigned transferor shall no longer be a Supporting Creditor with respect to such transferred Holdings.

ACCEPTED AND AGREED
[NAME OF TRANSFEREE]

By:______________________
Name:
Title:

ACCEPTED AND AGREED
[NAME OF TRANSFEROR]

By:_______________________
Name:
Title:

		Schedule 2 to the Plan Support Agreement

			  The Note Guarantors


Empaques de Carton Titan, S.A. de C.V.

Compania Papelera de Atenquique, S.A. de C.V.

Ponderosa Industrial de Mexico, S.A. de C.V.

Industrias Centauro, S.A. de C.V.

Envases y Empaques de Mexico, S.A. de C.V.

Cartonpack, S.A. de C.V.

Porteadores de Durango, S.A. de C.V.

Reciclajes Centauro, S.A. de C.V.

Durango International, Inc.

Durango International, S.A. de C.V.

Administracion Corporativa de Durango, S.A. de C.V.

Compania Norteamericana de Inversiones en Celulosa y Papel,
S.A. de C.V.



		Schedule 3 to the Plan Support Agreement

		     The Intercompany Creditors


Grupo Pipsamex, S.A. de C.V.

Durango McKinley Paper Company

Porteadores de Durango, S.A. de C.V.

Durango International, Inc.

Compania Papelera de Atenquique, S.A. de C.V.

Administracion Corporativa de Durango, S.A. de C.V.

Envases y Empaques de Mexico, S.A. de C.V.

Empaques de Carton Titan, S.A. de C.V.



		Schedule 4 to the Plan Support Agreement

                     The Individual Signatories


Miguel Rincon Arredondo

Jose Antonio Rincon Arredondo

Wilfrido Rincon Arredondo

Ignacio Rincon Arredondo

Martin Rincon Arredondo

Mayela Rincon de Velasco



		Exhibit A to the Plan Support Agreement

			    Term Sheet